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                                                               EXHIBIT 10(iii).3


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made this 5th day of March, 1999, by and between American Bankers Insurance Group, Inc., a Florida corporation (the "Company"), and Gerald N. Gaston (the "Consultant");

         WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among the Company, Fortis, Inc. and Greenland Acquisition Corp., pursuant to which Fortis, Inc. will acquire all of the issued and outstanding common stock of the Company, by virtue of the merger of Greenland Acquisition Corp. with and into the Company (the "Merger"); and

         WHEREAS, as an inducement to Fortis, Inc. to enter into the Merger Agreement, Consultant has agreed to enter into this Agreement; and

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises, $10.00 in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. CONSULTING ARRANGEMENT. Subject to the consummation of the transactions contemplated by the Merger Agreement, the Company hereby engages the Consultant for the term and upon the terms and subject to the conditions hereinafter set forth. The Consultant hereby accepts such engagement. The parties acknowledge and agree that for all purposes under and in connection with this Agreement, the Consultant shall be deemed an independent contractor and not an employee of the Company.

         2. TERM. The Company shall retain the Consultant for the term of twenty-four (24) months commencing at the Effective Time (as defined in the Merger Agreement) (the "Minimum Term"). Following the expiration of the Minimum Term, the Consultant's retention by the Company shall continue only upon written agreement by both parties.

         3. DUTIES. The Consultant's duties shall include consulting with officers of the Company, from time to time, upon the Company's request during regular business hours, as mutually agreeable to the Company and Consultant.

         4. EXPENSES. The Consultant is authorized to incur reasonable business expenses in performing services requested by the Company under this Agreement. The Company shall promptly reimburse the Consultant for such expenses upon presentation of an itemized expense statement together with supporting vouchers therefor and such other information as the Company may from time to time reasonably require.


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         5. OFFICE. The Company shall provide Consultant with reasonable office space in Coral Gables, Florida, in premises that are currently leased to the Company under a triple net lease, for the remainder of the initial five-year term of such lease, provided that the cost per year of such lease shall not exceed $175,000.

         6. EXECUTIVE SEVERANCE CONTRACT PAYMENT. Consultant presently has an Executive Severance Contract with the Company, dated February 1, 1990 (the "Severance Agreement"). Immediately after the Effective Time, Consultant's employment with the Company shall terminate, this Agreement shall take effect, and the Company shall pay to the Consultant a lump sum of $8,045,000 as full payment of the Company's obligations under the Severance Agreement (subject to adjustment so that the amount received by the Consultant as a result of the Merger shall not exceed 2.99 times the Consultant's "base amount" as defined in
Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended).

         7. PROPRIETARY PROPERTY; CONFIDENTIAL INFORMATION.

                  (a) PROPRIETARY PROPERTY. The term "Proprietary Property" includes any and all ideas, creations, developments, improvements, inventions, trade secrets, patents, copyrights, trademarks, trade names, logos, processes, computer programs, databases, spread sheets, documentation, models, methodologies, strategies, material works of authorship, know-how and methods of applying and putting into practice any such items that are created, developed or discovered by or for the Company or are acquired or licensed on a proprietary basis by the Company from others. Proprietary Property does not include proprietary technical information generally known in the business in which the Company operates, even if disclosed to the Consultant or known or developed by the Consultant as a consequence of or through the Consultant's performance of services hereunder.

                  (b) CONFIDENTIAL INFORMATION. The term "Confidential Information" includes any and all information that relates to the Company's products and services (including their development, marketing and sale), the financial, marketing and other aspects of the Company's operations, and the intellectual property and business and other rights that it owns, licenses or otherwise has the right to use, that is not generally known outside the Company (other than to the Company's customers or suppliers or other third parties in connection with their business with the Company) and that is disclosed or accessible to or known or developed by the Consultant as a consequence of or through the Consultant's performance of services hereunder or prior performance of services for the Company. It includes, but is not limited to, memoranda, files, books and records, financial and accounting methodologies, catalogs, lists of customers or prospects, price lists, advertising and promotional materials, packaging design, business plans, operating policies and manuals, internal controls, policies, procedures and guidelines, and other business information and records used in the conduct of business (whether in tangible form--including written documents, magnetic tapes, disks or other media--or intangible



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form), agreements and understandings between the Company and third parties, and trade secrets, software and other licenses, source codes and object codes, designs, drawings, plans, and other such information and rights, intangible or otherwise, whether or not such information comes within the term "Proprietary Property."

                  (c) RIGHTS TO PROPRIETARY PROPERTY. The Consultant agrees that, except as the Company may otherwise expressly agree in writing, (i) the Consultant shall have no rights and shall acquire no rights to any Proprietary Property that comes, or has come, within the Consultant's knowledge or possession through or as a consequence of the Consultant's performance of services hereunder or prior to the effective time of this Agreement, and (ii) any information or other property that is, or has been, invented, created, discovered, written, developed, furnished or produced by the Consultant, solely or jointly, wholly or partly, while performing services for the Company hereunder or prior to the effective time of this Agreement or with information proprietary to the Company (the "Developments"), shall be the exclusive property of the Company, and the Consultant shall have no right, title or interest of any kind in and to the Developments, including any results or proceeds therefrom. The Consultant hereby sells, transfers and assigns to the Company all right, title and interest which the Consultant may be deemed to have in and to the Developments, including the right to patent, register copyrights for, or obtain legal protection for the Developments, and agrees to communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to any Developments. At any time during or subsequent to the term of this Agreement, upon the request and at the election and expense of the Company, the Consultant will patent, register copyrights for or obtain other legal protection for, or permit the Company to patent, register copyrights for, or obtain other legal protection for, any Developments and execute any and all assignments, instruments of transfer, or other documents that the Company deems necessary or appropriate to transfer to the Company all rights in or to the Developments or to evidence the Company's ownership of such rights in or to any of them.

                  (d) USE AND DISCLOSURE. Except as may be otherwise expressly authorized in writing by the Company, the Consultant shall not use any Proprietary Property or Confidential Information, except for the benefit of the Company, and shall not disclose any Confidential Information to any other person. As used in this Agreement, unless the context otherwise requires the term "person" includes, but is not limited to, any individual, partnership, limited liability entity, association, firm, corporation, trust, unincorporated organization, joint venture or other entity. This restriction on use and disclosure applies without limitation as to time or place.

                  (e) APPLICABILITY TO THE COMPANY AND ITS AFFILIATES. For purposes of this Section 5 and Sections 6, 7 and 8 of this Agreement, references to the Company shall be deemed to include the Company and any corporations or other business entities affiliated with it.



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         8. COMPANY PROPERTY. Following termination of this Agreement for any reason, the Consultant shall promptly return to the Company all property of the Company in the possession or control of the Consultant (and any and all copies thereof) including, without limitation, all Proprietary Property and Confidential Information.

         9. NON-COMPETITION. During the period commencing on the date of this Agreement and ending two (2) years after the expiration of this Agreement (the "Restricted Period"), the Consultant shall not, either on the Consultants own account or for any other person or entity, directly or indirectly, (a) engage in any activities or render any services which are similar or reasonably related to those performed for or rendered to or on behalf of the Company during the term of this Agreement or the two-year period preceding the date of this Agreement (together, the "Extended Term"), to any business which competes with the Company in any place where the Company is engaged or, to the knowledge of the Consultant, intends to engage in business or (b) own a greater than five percent equity interest in or be connected with the management, operation or control of any such business; provided however that the foregoing shall not be deemed to exclude the Consultant from acting as a director, officer or employee of or a consultant to other businesses for the benefit of the Company with the consent of the Company's Board of Directors.

         10. NON-SOLICITATION. During the Restricted Period, the Consultant shall not directly or indirectly: (a) attempt to induce, or assist others to attempt to induce, any person who was or was actively negotiating to become a customer of the Company at any time during the Extended Term, to reduce or terminate such customer's business with the Company or to direct any of its business that is then being or may be done with the Company to any other person;
(b) attempt to induce, or assist others to attempt to induce, any employee of the Company to terminate his or her employment with the Company; and (c) whether in an individual capacity or as the owner, partner, employee or agent of any entity, employ or offer employment to any person who is or was employed by the Company during the Extended Term unless such person shall cease to have been employed by the Company in any capacity for a period of at least one year.

         11. NOTICES. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, mailed by registered or certified mail (return receipt requested), or sent via facsimile transmission, all charges prepaid, to the intended at the address below (or such other address for a party as shall be specified by like notice):

         If to the Company:         American Bankers Insurance Group, Inc.
                                    11222 Quail Roost Drive
                                    Miami, FL 33157-6596
                                    Attention:  Chief Executive Officer

         If to the Consultant:      Gerald N. Gaston


                                    --------------------------------


                                    --------------------------------



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         12. SURVIVAL. Sections 5, 6, 7, 8, 11 and 12 shall survive the termination of this Agreement, except as otherwise provided in such sections. In the event the Company is acquired or merges with another entity, this Agreement shall survive unless otherwise agreed in writing by both parties.

         13. REMEDIES FOR BREACH OF AGREEMENT. If the Consultant commits a breach or threatens to commit a breach of any of the provisions of this Agreement, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without having to prove the inadequacy of the available remedies at law or irreparable injury, it being acknowledged and agreed as between the parties hereto that any such breach or threatened breach will cause irreparable injury to the Company and that money damages may not provide an adequate remedy to the Company. In addition, the Company may take and pursue all such other actions and remedies as may be available to the Company at law or in equity and shall be entitled to such damages as the Company can demonstrate that the Company has sustained by reason of such breach, together with court costs and attorneys' fees.

         14. OTHER. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings between the parties regarding such subject matter, may be executed in two or more counterparts which together shall constitute a single agreement, may be amended only by a written instrument executed by the parties hereto, may not be assigned by either party without the written consent of the other (except that it may be assigned by the Company to any affiliated company or to a successor in connection with a merger, consolidation or sale of all, or substantially all, of the assets of the Company or any such assignee), and shall inure to the benefit of and be binding upon the parties and their respective successors. Forbearance by either party to require performance of any provision hereof shall not constitute or be deemed a waiver by such party of such provision or of the right thereafter to enforce the same, and no waiver by either party of any breach or default hereunder shall constitute or be deemed a waiver of any subsequent breach or default, whether of the same or similar nature or of any other nature, or a waiver of the provision or provisions breached or with respect to which such default occurred. In the event any of Sections 5, 6, 7 or 8 is held not to be enforceable in accordance with its terms, the Consultant and the Company hereby agree that such Section shall be reformed to make such Section enforceable in a manner which provides the Company the maximum rights permitted by law consistent with the provisions of such Sections 5, 6, 7 and 8. This Agreement shall be governed in all respects by the laws of the State of Florida, without reference to the principles of conflict or choice of law thereof. Both the Company and the Consultant hereby agree to submit to the exclusive jurisdiction of the federal and state courts within the State of Florida in any action or proceeding arising out of or relating to this Agreement, agree that process may be served upon them in any manner authorized for those courts, and covenant not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.




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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year set forth above.



                                  AMERICAN BANKERS INSURANCE GROUP, INC.


                                  By: /s/ Floyd G. Dension
                                     -----------------------------------------
                                     Name: Floyd G. Denison
                                     Title: Executive Vice President - Finance



                                     /s/ Gerald N. Gaston
                                     -----------------------------------------
                                     Gerald N. Gaston








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